UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 26, 2009
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On May 26, 2009, TIB Financial Corp. announced that Thomas, J. Longe, 46, was appointed as Vice Chairman of TIB Financial Corp in addition to his current responsibilities as Chief Executive Officer and President of the Company and Chairman of the Board of TIB Bank. Additionally, in accordance with the Company’s corporate governance standards, the Company announced that Richard C. Bricker, Jr., 65, was appointed as the nonexecutive Chairman of the Board of Directors of TIB Financial Corp. In connection with these appointments, the Company entered into an employment agreement with Mr. Longe, effective May 27, 2009, a copy of which is attached as Exhibit 10.1.

Richard C. Bricker, Jr., CPA, is an independent director, has been a director of the Company and of TIB Bank since 2003 and is Chairman of the Corporate Governance and Nomination Committee.  He is President of Bricker & Associates, LLC, a financial and board consulting firm, and is Director of Internal Audit for CompuCredit Corporation.  He has practiced as a CPA servicing public financial institutions and companies in other industries for over 34 years, including with BDO Seidman, LLP, as the Managing Partner of their Atlanta office; with Bricker & Melton, PA, as managing partner of the firm; and with Ernst & Young, LLP. Through his firms, Mr. Bricker has been a member of the Florida Community Bankers Association, the Georgia Bankers Association, Georgia Community Bankers Association, and Alabama Bankers Association.  He is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants.  He also has been a speaker to financial institution executives and directors on various topics. Mr. Bricker is a native of Richmond Virginia, is a graduate of the University of Richmond and lives in Atlanta, Georgia.

Mr. Longe has been a director of the Company and of TIB Bank since 2001. He previously served as Chairman, Chief Executive Officer and President of the Company and Chairman of TIB Bank.  Mr. Longe spends a majority of his time on the business of the Company and is allowed to continue his outside business interests. Mr. Longe, is also the President and Chief Operating Officer of the Trianon Companies in Naples, Florida, which develops, owns and manages hotel and commercial properties for its own portfolio as well as residential properties for resale, primarily in Southwest Florida.  He also is a partner in The Longe Company, an economic/management consulting and private investment company.  Previously, Mr. Longe worked as a loan officer and credit analyst at Bank One, N.A. Columbus, Ohio and Comerica Bank, Detroit, Michigan in commercial real estate, middle market lending, dealer commercial services and international.

ITEM 8.01 OTHER EVENTS

On May 26, 2009, TIB Financial Corp. held its annual meeting of shareholders resulting in the election of Bradley A. Boaz, the re-elections of Richard C. Bricker, Jr., Howard B. Gutman, Paul O. Jones, Jr., and Thomas J. Longe to the Company’s Board of Directors and the approval of an advisory (non-binding) resolution endorsing TIB Financial Corp.’s executive compensation policies and procedures.

The information contained in this Current Report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Employment Agreement between the Company and Thomas J. Longe dated May 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: May 28, 2009	By:	/s/ Stephen J. Gilhooly
Stephen J. Gilhooly
EVP, Chief Financial Officer and Treasurer